SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 3, 2009

Nu Horizons Electronics Corp.
(Exact name of Company as specified in its charter)

DELAWARE	1-8798	11-2621097
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

70 Maxess Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

(631) 396-5000
Company's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A is being filed by Nu Horizons Electronics Corp. (the “Company”), to update information provided in a Form 8-K dated August 3, 2009 with respect to the departure of James Estill, formerly the Company’s President and Chief Executive Officer and a Director.

Item 1.01 Entry into a Material Definitive Agreement.

On August 5, 2009, the Company entered into an Agreement dated August 3, 2009 with James Estill, its former President and Chief Executive Officer (the “Separation Agreement”). The Separation Agreement provides that Mr. Estill ceased to serve as President, Chief Executive Officer and a director of the Company effective August 3, 2009. The Separation Agreement provides that Mr. Estill has until August 12, 2009 to revoke acceptance of the Separation Agreement. The Separation Agreement further provides that if the Agreement is not revoked, Mr. Estill will receive (i) a lump sum severance payment of $175,000, (ii) a lump sum payment of $50,000 in respect of real estate commissions and legal expenses to be incurred in connection with the sale of his Long Island home, (ii) in connection with his physical relocation to Canada, a lump sum in an amount equal to the documented reasonable moving costs and expenses actually incurred by him in connection with the physical move to the Long Island, New York area in an amount not to exceed $50,000 and (iii) to the extent not previously paid, reimbursement for documented reasonable moving costs and expenses incurred for his relocation from Canada to the Long Island, New York area in an amount not to exceed $50,000 and for legal expenses associated with the physical move to the Long Island, New York area in an amount not to exceed $5,000.

In consideration of the foregoing payments to be received by Mr. Estill, he has provided a full release to the Company, and agreed to continue to be bound by the restrictive covenants and related provisions set forth in paragraph 10 of the Employment Agreement dated May 8, 2009, by and between the Company and Mr. Estill (the “Estill Agreement”), including: to keep confidential the Company’s confidential information; refrain from soliciting the Company’s employees or certain clients or potential clients for 12 months following his termination; and refrain from engaging in a competitive business for 12 months following his termination. The foregoing is a summary of the terms of such provisions, the full terms of which are incorporated herein by reference to the Estill Agreement which was filed as Exhibit 10.1 to the Company’s Form 10-Q for the quarter ended May 31, 2009.

Other than Mr. Estill’s prior employment with, and service as a director of, the Company and in respect of the Separation Agreement, there is no material relationship between the Company or its affiliates and Mr. Estill.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Nu Horizons Electronics Corp. (Company)

Date: August 7, 2009	By:	/s/ Kurt Freudenberg
Name: Kurt Freudenberg
Title: Executive Vice President- Finance Chief Financial Officer